Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

RadNet, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common stock, par value $0.0001 per share	(1)	Other	106,591	$30.95	$3,298,991.45	0.0001531	$505.08

Total Offering Amounts:							$3,298,991.45		505.08
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$505.08

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Offering Note(s)

(1)	Note 1(a): Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

Note 1(b): This Registration Statement on Form S-8 registers 106,591 shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), issuable with respect to certain options to purchase shares of iCAD, Inc.’s common stock, par value $0.01 per share, granted under the iCAD, Inc. 2016 Stock Incentive Plan, as amended, and the iCAD, Inc. 2012 Stock Incentive Plan, as amended by Amendment No. 1 (collectively, the “Plans”), which options were assumed by the Registrant pursuant to that certain Agreement and Plan of Merger, dated April 15, 2025, by and among the Registrant, Trio Merger Sub, Inc., a wholly-owned subsidiary of the Registrant and a Delaware corporation, and iCAD, Inc., a Delaware corporation, Merger Sub merged with and into iCAD, with iCAD surviving as a wholly-owned subsidiary of RadNet (the “Merger”) in connection with the consummation of the Merger.

Note 1(c): Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share was determined based on the weighted average exercise price of the options under the Plans.